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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement of Sepracor Inc. on Form S-8 relating to the 1997 Stock Option Plan, of our report dated February 13, 1997, except as to the information in Note W for which the date is March 24, 1997 on our audits of the consolidated financial statements and financial schedule of Sepracor Inc. as of December 31, 1996, and for the three years ended December 31, 1996, which report is included in Sepracor Inc.'s 1996 Annual Report on Form 10-K.



                                             /s/COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 26, 1998